UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)      December  1,  2004
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                                Rapidtron, Inc.
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             (Exact name of registrant as specified in its charter)


               Nevada                  000-31713                88-0455472
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   (State or other jurisdiction       (Commission              (IRS Employer
        of incorporation              File Number)           Identification No.)


            3151 Airway Avenue, Costa Mesa, California          92626-4627
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             (Address of principal executive offices)           (Zip Code)

      Registrant's telephone number, including area code     (949) 798-0652
                                                          ----------------------

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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On December 1, 2004, we entered into a Securities Purchase Agreement and related loan documents more fully described in Item 2.03 and Item 3.02 below, which information is hereby incorporated by reference.

     In connection with the Securities Purchase Agreement, we entered into a Security Agreement, pursuant to which we granted a security interest in all of our assets, securing payment and performance of the loan. The lender has the right to foreclose on our assets if we default in the payment of principal and interest on March 31, 2005, or if we become insolvent or bankrupt prior to repayment in full.

     Also in connection with the Securities Purchase Agreement, the company is required to register the common stock that would be issued upon the exercise of the 800,000 warrants that were issued as part of the terms of the $400,000 note.

ITEM 2.03.  CREATION OF A DIRECT FINANCIAL OBLIGATION

     On December 1, 2004, we became obligated for repayment of $400,000 pursuant to a loan agreement and a Secured Convertible Promissory Note, dated December 1, 2004, in the principal amount of $400,000.

     The material terms of the loan agreement and promissory note are as follows:

          -    The  principal  amount  of  the  note  is  $400,000

          -    The  interest  rate  is  fifteen  percent  (15%)  per  annum

          -    All  principal  and  interest  is  due  on  March  31,  2005

          - If the note is not paid by the maturity date creating a default of the terms of the note, the holder shall be entitled at its option at anytime prior to the payment default being cured, to convert all or a portion of the outstanding principal amount of the note and any accrued interest into shares of the Company's common stock at a conversion price for each share of common stock equal to the lesser of $0.33 per share or eighty percent of the lowest closing bid price for the common stock in any of the five trading days immediately preceding the conversion date.

          - Finder's fee of twenty thousand dollars paid to affiliate of lender from the loan proceeds

          - Origination fee of twelve thousand dollars paid to lender from the loan proceeds

          -    The  loan  is  secured  by  all  of  the  assets  of  the Company

     Additional, material terms of the loan regarding conversion into common stock and warrants are described in Item 3.02 below, which is hereby incorporated by reference.


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ITEM 3.02  UNREGISTERED SALE OF SECURITIES

     The information in this report should not be deemed an offer of securities. The unregistered sale of securities reported in this Item 3.02 has been closed.

     The company made and delivered the Secured Convertible Promissory Note, dated December 1, 2004. The information presented in Item 2.03 above is hereby incorporated by reference. If the company defaults by failing to make full payment of principal and interest on the maturity date of the note, then the holder of the note may, in its sole discretion, convert all or any portion of the balance of the note into common stock of the company, at a conversion rate of the lesser of (a) $0.33 per share, or (b) the average lowest closing bid price during the five (5) trading days immediately prior to the conversion.

     If the company defaults and the note is converted into common stock, then we have the obligation to register the resale of the common stock by the holder within 6 months following conversion.

     The Company issued warrants for the right to purchase 800,000 shares of the common stock of the Company at any time after December 1, 2004 (date of issuance), but not after five years from the date of the warrant. The purchase price (the warrant exercise price) is equal to $0.33 per share.

     The issuance and sale of the shares was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of
Section 4(2). The sale did not involve a public offering or general solicitation. A twenty thousand dollars finder's fee was paid to a registered broker-dealer on the issuance and sale of the shares. No other broker or underwriter discounts or commission were paid or will be owed as a result of this transaction or the conversion of the note or exercise of the warrant. The note and the warrant certificates issued to the purchaser contained a restrictive legend in accordance with Rule 144.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        RAPIDTRON, INC., a Nevada corporation




Date:                                  By:
       ----------------                    ---------------------------------
                                           John Creel,
                                           Chief Executive Officer


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